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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INFOCUS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFOCUS CORPORATION
27700B S.W. Parkway Avenue
Wilsonville, Oregon 97070

March 19, 2003

Dear Shareholders:

        Our Annual Meeting of Shareholders will be held on Wednesday, April 30, 2003, at 1:00 p.m., Pacific Daylight Time, at InFocus' executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

        The formal Notice of Meeting, the Proxy Statement, the proxy card, a copy of the Annual Report to Shareholders describing our operations for the year ended December 31, 2002 and a supplemental letter to our shareholders from the Board of Directors are enclosed.

        I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

        If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours, INFOCUS CORPORATION

JOHN V. HARKER Chairman of the Board, President and Chief Executive Officer

INFOCUS CORPORATION
27700B S.W. Parkway Avenue
Wilsonville, Oregon 97070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 30, 2003

To the Shareholders of InFocus Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INFOCUS CORPORATION, an Oregon corporation, will be held at InFocus' executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070, on Wednesday, April 30, 2003, at 1:00 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

  1.
  To elect the Board of Directors to serve until the next Annual Meeting of Shareholders (Proposal No. 1);

  2.
  To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003 (Proposal No. 2);

  3.
  To approve an amendment to the InFocus 1998 Stock Incentive Plan to increase the number of shares of common stock available for issuance from 4,500,000 to 6,450,000 (Proposal No. 3);

  4.
  To approve the authorization for us to apply for de-listing of our common stock from the Oslo Stock Exchange (Proposal No. 4); and

  5.
  To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on February 28, 2003, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

        All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

JOHN V. HARKER Chairman of the Board, President and Chief Executive Officer

Wilsonville, Oregon
March 19, 2003

INFOCUS CORPORATION
27700B S.W. Parkway Avenue
Wilsonville, Oregon 97070

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 30, 2003

Solicitation and Revocation of Proxies

        This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting, the supplemental letter to shareholders from our Board of Directors, and the proxy card are being furnished to the shareholders of InFocus Corporation, an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held at InFocus' executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 on Wednesday, April 30, 2003, at 1:00 p.m. Pacific Daylight Time and any adjournment thereof. We have engaged the Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist us in the solicitation of proxies, for a fee of $7,500 plus expenses. All expenses associated with this solicitation will be borne by us.

        The two persons named as proxies on the enclosed proxy card, John V. Harker and Michael D. Yonker, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors; FOR Proposal No. 2 to ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003; FOR Proposal No. 3 to approve an amendment to the InFocus Stock Incentive Plan; and FOR Proposal No. 4 to approve the authorization for us to apply for de-listing of our common stock from the Oslo Stock Exchange.

        A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of InFocus, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof.

        These proxy materials and our 2002 Annual Report to Shareholders are being mailed on or about March 19, 2003 to shareholders of record on February 28, 2003 of our common stock. Our principal executive office is located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 and our mailing address is 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070.

Voting at the Meeting

        The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with our Bylaws, the stock transfer records were compiled on February 28, 2003, the record date set by the Board of Directors, for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 39,349,299 shares of common stock outstanding and entitled to vote.

        Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors; (ii) Proposal No. 2 to ratify the appointment of KPMG LLP as independent auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; (iii) Proposal No. 3 to approve an amendment to the InFocus 1998 Stock Incentive Plan will be approved if it receives the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote; and (iv) Proposal No. 4 to approve the authorization for us to apply for de-listing of our common stock from the Oslo Stock Exchange will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such "broker non-votes" will, however, be counted for determining whether there is a quorum.

        With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to Proposal No. 2, abstentions and broker non-votes will have no effect thereon. With respect to voting on Proposal No. 3, abstentions will have the same effect as a vote against and broker non-votes will have no effect thereon. With respect to voting on Proposal No. 4, abstentions and broker non-votes will have no effect thereon.

ELECTION OF DIRECTORS
(Proposal No. 1)

        In accordance with our Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of Directors at five, and five Directors are to be elected at the 2003 Annual Meeting of Shareholders.

Nominees for Director

        The names and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. All nominees have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event of the death or unavailability of any nominee, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than five (5) nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors:

Name	Age	Has Been a Director Since
Peter D. Behrendt	64	1995
Michael R. Hallman	57	1992
John V. Harker	68	1992
Svein S. Jacobsen	51	2000
Duane C. McDougall	51	2003

        Peter D. Behrendt has been a Venture Partner with New Enterprise Associates (NEA) since 1999 and the Chairman of the Board of Troika Networks, a storage networking company, since September 2000. Mr. Behrendt serves on the boards of Exabyte Corp. and Western Digital. From 1987 until 1997, Mr. Behrendt was the Chairman and Chief Executive Officer of Exabyte Corp., a publicly traded company that is the world's largest independent manufacturer focused exclusively on tape storage products, tape libraries and recording media. In addition, prior to working at Exabyte Corp.,

Mr. Behrendt spent 26 years in numerous executive positions at International Business Machines, Inc. ("IBM"), including worldwide responsibility for business and product planning for IBM's tape and disk drives and general management of IBM's worldwide electronic typewriter business. Mr. Behrendt is Professor of Entrepreneurship at the University of Colorado at Boulder and holds a B.S. degree in Engineering from UCLA.

        Michael R. Hallman has served as President of The Hallman Group, a management consulting company focusing on marketing, sales, business development and strategic planning for the information systems industry, since October 1992. Mr. Hallman served as President and Chief Operating Officer of Microsoft Corporation, a developer and manufacturer of a wide range of software products for a multitude of computing devices from February 1990 until March 1992. From 1987 to 1990, he was Vice President of the Boeing Company, a major aerospace company, and President of Boeing Computer Services. From 1967 to 1987, Mr. Hallman worked for IBM in various sales and marketing executive positions, with his final position being Vice President of Field Operations. Mr. Hallman holds a B.B.A. and an M.B.A. from the University of Michigan. Mr. Hallman is a member of the Board of Directors of Intuit, Inc., Network Appliance, Inc., Watch Guard Technologies and Digital Insight Corp.

        John V. Harker is Chairman of the Board, and has served as President and Chief Executive Officer of InFocus since April 1992. Mr. Harker served as Executive Vice President and a member of the Board of Directors of Genicom Corporation, a manufacturer of printers, from 1984 to January 1992. Mr. Harker served as Senior Vice President of Marketing and Corporate Development of Data Products, Inc., a printer and imaging supply company, from 1982 to 1984, as Vice President and partner of Booz, Allen & Hamilton, Inc., a management consulting firm, from 1979 to 1982, and in various managerial and executive positions at IBM Corporation from 1963 to 1979. He holds a B.S. degree in Marketing from the University of Colorado.

        Svein S. Jacobsen was named a director upon the completion of the business combination with Proxima ASA in June 2000. Mr. Jacobsen is the former Chairman of the Board of Proxima ASA. He has an M.B.A. from the Norwegian School of Business and is also a Norwegian State Authorized Public Accountant. After having worked in an Oslo based audit firm for seven years, including three years as partner, he became Vice President Finance/CFO of Tomra Systems ASA, a reverse vending machine company, in 1984 and President and CEO from 1988 to 1996. From 1996 to present, Mr. Jacobsen has been a private investor and serves on several boards, both as chairman and member, including Tomra Systems ASA, Orkla ASA and Sait-Stento ASA.

        Duane C. McDougall was named a director on January 24, 2003. Mr. McDougall is retired from Willamette Industries, Inc., a diversified, integrated forest products company, where he served as President and Chief Executive Officer from 1998 until 2002, when Willamette Industries was acquired by Weyerhaeuser Corp. Mr. McDougall was employed by Willamette Industries in various senior operational and financial roles for a total of 23 years. Mr. McDougall holds a B.S. degree in Accounting from Oregon State University. Mr. McDougall also serves on the boards of Cascade Corporation and West Coast Bancorp.

Meetings and Committees of the Board of Directors

        The Board of Directors held eleven meetings during the year ended December 31, 2002.

        The Compensation Committee was composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen, Einar J. Greve, and Nobuo Mii during 2002. Messrs. Greve and Mii are not standing for reelection to the Board of Directors in 2003. Effective January 24, 2003, the Compensation Committee is composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall. The Compensation Committee approves all of the policies under which compensation is paid or awarded to our executive officers. The Compensation Committee is responsible for establishing compensation of executive officers who also serve on the Board of Directors. The entire Board of Directors is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board. The Compensation Committee held three meetings during 2002.

        The Stock Option Plan Administrative Committee was composed of Messrs. Behrendt (Committee Chair), Hallman, Greve, Jacobsen and Mii during 2002. Effective January 24, 2003, the Stock Option Plan Administrative Committee is composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall. The Stock Option Plan Administrative Committee is responsible for approving grants under our stock plans. The Stock Option Plan Administrative Committee held seven meetings during 2002.

        The Audit Committee was composed of Messrs. Hallman (Committee Chair), Behrendt, Greve, Jacobsen and Mii during 2002. Effective January 24, 2003, the Audit Committee is composed of Messrs. Hallman (Committee Chair), Behrendt, Jacobsen and McDougall, all of whom meet independence requirements under current National Association of Securities Dealers ("NASD") corporate governance standards. The Audit Committee reviews, with our independent auditors and representatives of management, the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The Audit Committee held seven regular meetings in 2002. In addition to the regular meetings, the Committee Chair also reviewed the quarterly financial statements and press releases with our management and independent auditors prior to release.

        The Board of Directors does not have a Nominating Committee.

Director Compensation

        During 2002, non-employee directors received an $18,000 annual retainer and $2,500 for each board meeting attended. In addition, Michael Hallman, the Audit Committee Chair received an additional retainer of $7,500 and each other member of the Audit Committee during 2002 received an additional $5,000 retainer. The non-employee directors were also reimbursed for their expenses in attending meetings of our Board of Directors. In addition, each non-employee Director is granted an option to purchase 30,000 shares of our common stock upon becoming a non-employee Director and, so long as he remains a non-employee Director, he is granted an option to purchase 15,000 shares of our common stock on each date that he is re-elected to the Board at the Annual Shareholders' Meeting. Committee chairs also receive an additional option to purchase 1,000 shares of our common stock. Non-employee Directors also receive restricted stock grants based on a ratio of one share for every two shares of our common stock purchased by the Director up to a maximum of 5,000 shares per year. We do not pay any additional remuneration to employees of InFocus who also serve as directors.

        The following table summarizes option awards during 2002 for the non-employee Directors. None of the non-employee directors received restricted stock awards during 2002.

Name	# of Shares Covered by Options	Price of Options Granted
Peter Behrendt	16,000	$12.88
Einar J. Greve	15,000	12.88
Michael Hallman	16,000	12.88
Svein S. Jacobsen	15,000	12.88
Nobuo Mii	15,000	12.88

Audit Committee Report

        The Audit Committee was composed of Messrs. Hallman (Committee Chair), Behrendt, Greve, Jacobsen and Mii during 2002. Effective January 24, 2003, the Audit Committee is composed of Messrs. Hallman (Committee Chair), Behrendt, Jacobsen and McDougall, all of whom meet independence requirements under current National Association of Securities Dealers ("NASD") corporate governance standards. The Audit Committee's activities are governed by a written charter, which was adopted by the Board in January 2000 and most recently amended effective on December 31, 2002.

        The Audit Committee reviews, with our independent auditors and representatives of management, the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The Audit Committee held seven regular meetings in 2002. In addition to the regular meetings, the Committee Chair also reviewed the quarterly financial statements and press releases with our management and independent auditors prior to release.

        Management is responsible for InFocus' internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In discharging its responsibilities, the Audit Committee and its individual members have met with management and InFocus' independent auditors, KPMG LLP, to review the accounting functions, the audited financial statements for the year ended December 31, 2002 and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' audit of the financial statements, matters related to InFocus' internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence.

        Based on its review and discussions with management and InFocus' independent auditors, the Audit Committee recommended to the Board of Directors that the audited Financial Statements be included in InFocus' Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the United States Securities and Exchange Commission.

        Submitted by the Audit Committee of the Board of Directors:

Mr. Hallman	Mr. Behrendt	Mr. Greve
Mr. Jacobsen	Mr. Mii

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

        The Audit Committee of the Board of Directors has appointed KPMG LLP, independent auditors, as auditors for the year ending December 31, 2003. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG LLP was the independent auditor for the year ended December 31, 2002.

Change of Independent Auditors

        On May 17, 2002, the Audit Committee of the Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP's reports on our financial statements for the 2001 and 2000 fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2001 and during the subsequent interim period through the date of dismissal, May 17, 2002, there were not any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

        A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements was included as Exhibit 16 to our Form 8-K/A-1 filed with the Commission on June 4, 2002 and is incorporated by reference herein.

        Also on May 17, 2002, based upon approval of the Audit Committee, we engaged the firm of KPMG LLP to be our independent auditors. We did not consult with KPMG LLP at any time since December 31, 1999 and through May 17, 2002 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Fees Paid to KPMG LLP Related to Fiscal 2002

Audit Fees	$395,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees
Audit Related (A)	246,000
Other (B)	458,000

Total All Other Fees	704,000

Total	$1,099,000

  (A)
  Principally represents audit of employee benefit plan and assistance related to executing our merger and acquisition strategy.
  (B)
  Principally represents various forms of tax compliance assistance, both foreign and domestic.

        The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING
DECEMBER 31, 2003.

APPROVAL OF AN AMENDMENT TO THE INFOCUS 1998 STOCK INCENTIVE PLAN TO
INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM
4,500,000 TO 6,450,000
(Proposal No. 3)

        Our stock incentive plan is, and will continue to be, an important tool in attracting and retaining key personnel. As of February 28, 2003, we had issued options to purchase an aggregate of 3,737,970 of the 4,500,000 shares authorized and reserved for issuance under the stock incentive plan, leaving 762,030 shares available for future option grants or restricted stock awards. Our board of directors desires to increase the number of shares authorized for issuance under the stock incentive plan to 6,450,000, principally to ensure sufficient flexibility in retaining and attracting key personnel.

        The high technology industry is highly competitive for executive, management, and technical talent. The competition is especially extreme in the area of stock options or grants. It is unlikely that we will be able to attract or retain the necessary human resources to grow and enhance shareholder value without the availability of significant stock-based incentives.

        In arriving at this proposal, we researched and gathered external metrics from sources such as Radford, Mercer, and the American Electronics Association. The Radford comparisons are shown below. The comparisons provided reflect other Computer Peripheral companies as of October 2002.

Metric and Definition	Radford Metric Value	InFocus' Value
Overhang, defined as outstanding options and options available for grant on a given date divided by total shares outstanding on the same date.	22.3%	19.6	%(1)
Burn rate, defined as annual option grants, less annual option cancellations divided by total shares outstanding.	4.1%	2.2	%(2)

(1)
Assumes the approval of the additional 1,950,000 shares and financial information as of December 31, 2002.

(2)
Represents average burn rate over life of the 1998 Stock Incentive Plan.

        The following table summarizes equity securities authorized for issuance as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	4,882,549	$17.60	847,055
Equity compensation plans not approved by shareholders	—	—	—

Total	4,882,549	$17.60	847,055

        See Appendix A for a summary of the significant provisions of the InFocus 1998 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE INFOCUS 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 4,500,000 TO 6,450,000.

AUTHORIZATION TO APPLY FOR DE-LISTING OF OUR COMMON STOCK
FROM THE OSLO STOCK EXCHANGE
(Proposal No. 4)

        Our Board of Directors is seeking shareholder approval to apply for de-listing of our common stock from the Oslo Stock Exchange. If the proposal is approved by the shareholders, an application for de-listing will be filed unless the Company's Board of Directors determines, based on information then available, that de-listing is not in the best interests of the Company or its shareholders.

        In addition to submission of an application for delisting by the Company, termination of the listing also requires approval of the Oslo Stock Exchange and is therefore subject to such approval.

Reasons for the Proposal

a.
Declining shares listed on the Oslo Stock Exchange. Beginning with the business combination with Proxima ASA completed in June 2000, our common stock has been traded on both the NASDAQ Stock Market and the Oslo Stock Exchange. Since that time, however, the percentage of our shares traded on the Oslo Stock Exchange has steadily decreased. In June 2000, shares traded on the Oslo Stock Exchange represented 38% of our total shares listed for trading. As of December 31, 2002, this percentage had declined to 16%.

b.
Increased liquidity and decreased volatility. Under the proposal, upon de-listing from the Oslo Stock Exchange, all shares of our common stock presently listed on the Oslo Stock Exchange will be freely tradable on the NASDAQ Stock Market, the current marketplace for the majority of our shares. Due to the larger number of shares and holders on the NASDAQ Stock Market, present holders of shares traded on the Oslo Stock Exchange should benefit from increased liquidity in the marketplace and decreased volatility in the price of their shares.

c.
Cost savings. Terminating the secondary listing on the Oslo Stock Exchange will save annual listing fees and other costs associated with being listed on the Oslo Stock Exchange.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION TO APPLY FOR DE-LISTING OF OUR COMMON STOCK FROM THE OSLO STOCK EXCHANGE.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of February 28, 2003, certain information furnished to us with respect to ownership of our common stock of (i) each Director, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by us to be beneficial owners of more than 5 percent of our common stock, and (iv) all current executive officers and Directors as a group.

	Common Stock (A)
Shareholder	Number of Shares (B)	Percent of Shares Outstanding
Perkins, Wolf, McDonnell & Company (C) 310 S. Michigan Avenue, Suite 2600 Chicago, Illinois 60604	5,035,400	12.8%
FMR Corp. (D) 82 Devonshire Street Boston, Massachusetts 02109	4,364,350	11.1%
FOLKETRYGDFONDET Haakons VII's Gate 2 Oslo, Norway	2,550,000	6.5%
High Rock Capital LLC (E) 28 State Street, 18th Floor Boston, Massachusetts 02109	2,247,320	5.7%
Mellon Financial Corporation (F) One Mellon Center Pittsburgh, Pennsylvania 15258	2,115,271	5.4%
John V. Harker	734,390	1.8%
Gary R. Pehrson	199,189	*
Michael R. Hallman	165,793	*
Peter D. Behrendt	143,638	*
William D. Yavorsky (G)	115,971	*
Nobuo Mii (H)	90,492	*
Svein S. Jacobsen	82,113	*
Einar J. Greve (I)	50,423	*
Lucinda K. Rockwell	44,710	*
Michael D. Yonker	33,750	*
Duane C. McDougall	15,000	*
All current executive officers and directors as a group (12 persons) (J)	1,704,319	4.2%

*
Less than one percent

(A)
Applicable percentage of ownership is based on 39,349,299 shares of common stock outstanding as of February 28, 2003 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after February 28, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(B)
Includes shares of common stock subject to options exercisable within 60 days after February 28, 2003 as follows:

Name	Number of Options
John V. Harker	605,658
Michael R. Hallman	105,793
Gary R. Pehrson	176,270
Peter D. Behrendt	97,881
William D. Yavorsky	78,780
Nobuo Mii	53,822
Svein S. Jacobsen	45,000
Einar J. Greve	45,000
Lucinda K. Rockwell	36,660
Michael D. Yonker	33,750
All current executive officers and Directors as a group	1,306,114
(C)
Information obtained from Schedule 13G filed by Perkins, Wolf, McDonnell & Company ("Perkins Wolf"). Perkins Wolf is an investment advisor in accordance with Rule 13d and has the following voting and dispositive powers with respect to the 5,035,400 shares:

Sole voting power	83,000
Shared voting power	4,952,400
Sole dispositive power	83,000
Shared dispositive power	4,952,400
(D)
Information obtained from Schedule 13G filed by FMR Corp. FMR Corp. is a parent holding company and has the following voting and dispositive powers with respect to the 4,364,350 shares. Fidelity Low Priced Stock Fund, in its capacity as an investment advisor, is deemed to be the beneficial owner of 3,928,100 of the 4,364,350 shares.

Sole voting power	—
Shared voting power	—
Sole dispositive power	4,364,350
Shared dispositive power	—

  Members of Edward C. Johnson 3rd's family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Abigail P. Johnson, a Director of FMR Corp., owns 24.5% and Edward C. Johnson 3rd, Chairman of FMR Corp., owns 12.0% of the Class B shares. The Johnson family and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(E)
Information obtained from Schedule 13G filed by High Rock Capital LLC ("High Rock"). High Rock is an investment advisor in accordance with Rule 13d. High Rock has the following voting and dispositive powers with respect to the 2,247,320 shares:

Sole voting power	1,700,500
Shared voting power	—
Sole dispositive power	2,146,520
Shared dispositive power	—
(F)
Information obtained from Schedule 13G filed by Mellon Financial Corporation ("Mellon"). Mellon is a parent holding company and has the following voting and dispositive powers with respect to the 2,115,271 shares:

Sole voting power	1,478,051
Shared voting power	238,540
Sole dispositive power	2,099,771
Shared dispositive power	15,500
(G)
Includes 700 shares held by Mr. Yavorsky's wife in her 401(k) Plan.

(H)
Mr. Mii is not standing for re-election to our Board of Directors.

(I)
Includes 5,423 shares held by Sorrento AS, a company that is 100% owned by Mr. Greve's wife. Mr. Greve is not standing for re-election to our Board of Directors.

(J)
Includes 700 shares held by Mr. Yavorsky's wife in her 401(k) Plan and 5,423 shares held by Sorrento AS, a company that is 100% owned by Mr. Greve's wife.

EXECUTIVE OFFICERS

        The following table identifies our executive officers as of February 28, 2003, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
John V. Harker	68	Chairman of the Board, President and Chief Executive Officer	1992
Gary R. Pehrson	57	Executive Vice President, Worldwide Operations and Product Development	1998
Candace Petersen, Ph.D.	50	Vice President, Corporate Marketing and Strategy	2002
Lucinda K. Rockwell	44	Vice President, Human Resources	2001
William D. Yavorsky	46	Senior Vice President, General Manager Americas Business Unit	1997
Michael D. Yonker	45	Senior Vice President, Finance, Chief Financial Officer and Secretary	2002

        For information on the business background of Mr. Harker see "Nominees For Director" above.

        Gary R. Pehrson    joined InFocus in January 1998 as Senior Vice President, Operations. In April 2001, Mr. Pehrson was named Executive Vice President, Worldwide Operations and Product

Development. Prior to joining InFocus, Mr. Pehrson was with St. Jude Corporation, a medical device company, for 3 years where he was Executive Vice President and General Manager. Prior to that, he was with Verbatim Corporation, a data storage technology company, for over 5 years as Senior Vice President. Prior to that, Mr. Pehrson worked for Control Data Corporation, a global consulting and systems integration company, for over 18 years in various senior management roles. Mr. Pehrson holds a B.S. in Business from the University of Nebraska.

        Candace Petersen, Ph.D.    joined InFocus in November 2000 as Vice President of Product Management and Services. In January 2002, Dr. Petersen was named as an executive officer and in April 2002, her title became Vice President, Corporate Marketing and Strategy. From August 1997 until joining InFocus, Dr. Petersen served as associate professor at Portland State University's M.B.A. program and was Principal and Founder of Petersen and Prusia, an advanced display industry consulting firm. From August 1993 until June 1997, Dr. Petersen was employed at InFocus while completing her doctorate. Prior to working at InFocus, she held various management positions in strategy, business analysis and sales and marketing at IBM, Boise Cascade and Armco Steel. Dr. Petersen holds a B.A. in Mathematics and Economics from Virginia Tech, and M.B.A. and Ph.D. degrees from Portland State University.

        Lucinda K. Rockwell    was promoted to Vice President, Human Resources in April 2001. Ms. Rockwell joined InFocus in 1995 and has served in various Human Resource positions since that time. Prior to joining InFocus, Ms. Rockwell served in human resource management positions at various companies for a total of 14 years. Ms. Rockwell holds a B.A. in Industrial Psychology from Purdue University and an M.A. in Industrial Relations from the University of Minnesota.

        William D. Yavorsky    was promoted to Vice President, Worldwide Sales in April 1997 and in June 2000 was promoted to Senior Vice President and General Manager of the Americas Business Unit. In April 2002, Mr. Yavorsky became Senior Vice President, General Manager Americas Business Unit. Mr. Yavorsky joined InFocus in August 1993 as Manager, Strategic Relationships. In January 1995, Mr. Yavorsky was promoted to Director, Strategic Relationships, International Sales and in July 1996 he was promoted to Director, Worldwide Sales. In October 1996, Mr. Yavorsky was promoted to Vice President, Sales. From February 1992 until joining InFocus, Mr. Yavorsky was a Channel Sales Manager for Tektronix Corporation, a manufacturer of test, measurement and monitoring solutions to a wide variety of industries, including computing, communications, semiconductors, broadcast, education, government, military/aerospace, automotive and consumer electronics. Mr. Yavorsky holds a B.S. in Business Administration from Bowling Green State University. Additionally, Mr. Yavorsky has completed executive management programs at Stanford University and The University of Virginia (Graduate Schools of Business).

        Michael D. Yonker    joined InFocus in January 2002 as Senior Vice President and Chief Financial Officer. In April 2002, Mr. Yonker became Senior Vice President, Finance, Chief Financial Officer and Secretary. From July 1998 until joining InFocus, Mr. Yonker was the Chief Financial Officer of Weiden and Kennedy, a leading consumer advertising agency. From July 1993 until July 1998, Mr. Yonker served as Vice President, Information Services, Chief Financial Officer, Treasurer and Secretary of InFocus. Prior to that time, Mr. Yonker was the Partner in Charge of Northwest Manufacturing Industry at Arthur Andersen LLP, specializing in process improvement, total quality and performance measurement systems for the manufacturing industry. Mr. Yonker graduated from Linfield College in 1980 with a B.S. in Accounting and Finance. Mr. Yonker is a Certified Public Accountant, currently on inactive status.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, each of the four other executive officers who earned more than $100,000 during 2002 (herein referred to as the "named executive officers") for the fiscal years ended December 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($) (A)	Bonus ($) (A)	Other Annual Compensation ($)		Restricted Stock Awards ($) (B)		Securities Underlying Options (#)	All Other Compensation ($)(C)
John V. Harker Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$569,462 544,243 451,863	$12,300 41,799 567,779	$	— — —	$	— 105,700 210,000	200,000 110,000 90,000	$43,930 36,938 28,426
Michael D. Yonker (D) Senior Vice President, Finance, Chief Financial Officer and Secretary	2002	274,039	157,003		—		—	170,000	1,171
Gary R. Pehrson Executive Vice President, Worldwide Operations and Product Development	2002 2001 2000	321,232 311,939 264,965	9,678 26,157 170,958		— — —		— — 96,938	85,000 30,000 20,000	18,973 14,724 26,653
William D. Yavorsky Senior Vice President, General Manager, Business Unit Americas	2002 2001 2000	280,254 271,508 229,000	9,117 24,156 138,818		— — —		— — 142,657	50,000 40,000 15,000	1,866 2,005 9,690
Lucinda K. Rockwell (E) Vice President, Human Resource	2002 2001	190,546 179,393	8,108 17,471		— —		8,805 34,493	30,000 10,000	7,901 1,072

(A)
Amounts shown include cash compensation earned in each respective year. Amounts under the Bonus column include an annual bonus in 2000 and 401(k) matching payments and quarterly profit sharing in all years. In addition, as discussed in (D) below, Mr. Yonker's bonus in 2002 includes a signing bonus.

(B)
Restricted stock held by each of the named executive officers and the value thereof, calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2002, $6.16, is as follows:

Name	Restricted Shares Held	Value
John V. Harker	10,000	$61,600
Gary R. Pehrson	2,750	16,940
William D. Yavorsky	4,047	24,930
Lucinda K. Rockwell	2,500	15,400
Michael D. Yonker	—	—

(C)
All other compensation in 2002 includes the following:

Name	Financial Planning	Insurance Premiums	Imputed Interest
John V. Harker	$16,090	$27,840	$—
Michael D. Yonker	—	1,171	—
Gary R. Pehrson	11,293	3,496	4,184
William D. Yavorsky	—	1,866	—
Lucinda K. Rockwell	6,472	1,429	—
(D)
Mr. Yonker joined InFocus in January 2002 and therefore he does not have any compensation information for 2001 or 2000. Included in Mr. Yonker's bonus for 2002 is a $150,000 signing bonus, which he received upon joining InFocus in January 2002.

(E)
Ms. Rockwell became an officer of the Company in April 2001 and therefore her 2000 compensation information is not included.

Stock Options

        The following table contains information concerning the grant of stock options under our 1998 Stock Incentive Plan (the "Plan") to the named executive officers in 2002.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (C)
Individual Grants (A) (B)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh.)	Expiration Date
					5% ($)	10% ($)
John V. Harker	100,000	6.1%	$18.51	01/24/12	$1,164,084	$2,950,017
	100,000	6.1	11.74	07/18/12	738,322	1,871,054
Michael D. Yonker	135,000	8.2	22.02	01/01/12	1,869,515	4,737,718
	35,000	2.1	11.74	07/18/12	258,413	654,869
Gary R. Pehrson	45,000	2.7	18.51	01/24/12	523,828	1,327,508
	40,000	2.4	11.74	07/18/12	295,329	748,421
William D. Yavorsky	25,000	1.5	18.51	01/24/12	291,021	737,504
	25,000	1.5	11.74	07/18/12	184,581	467,763
Lucinda K. Rockwell	15,000	0.9	18.51	01/24/12	174,613	442,503
	15,000	0.9	11.74	07/18/12	110,748	280,658

(A)
Options granted in 2002 vest as to 25 percent of the options granted on each of the first through fourth anniversaries of the grant date, with full vesting occurring on the fourth anniversary date. Under the terms of the Plan, the Stock Option Plan Administrative Committee of the Board of Directors retains discretion, subject to Plan limits, to modify the terms of outstanding options.

(B)
Options held by all executive officers become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a Change in Control.

(C)
These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

Option Exercises and Holdings

        The following table provides information concerning the exercise of options during 2002 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options At FY-End		Value of Unexercised In-The-Money Options At FY-End (B)
	Number of Shares Acquired On Exercise
Name		Value Realized (A)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John V. Harker	—	$—	530,658	327,500	$120,055	$—
Michael D. Yonker	—	—	—	170,000	—	—
Gary R. Pehrson	—	—	152,520	117,500	70,223	—
William D. Yavorsky	—	—	58,780	87,500	27,705	—
Lucinda K. Rockwell	1,500	8,831	29,785	45,125	19,523	—

  (A)
  Market value of the underlying securities at exercise date, minus exercise price of the options.

  (B)
  Market value of the underlying securities at December 31, 2002, $6.16 per share, minus exercise price of the unexercised options.

Long-Term Incentive Plan Awards

        The following table provides information concerning the grant of restricted stock pursuant to the 1998 Stock Incentive Plan during 2002 with respect to the named executive officers. Restricted stock grants are one vehicle to aid officers and Directors in achieving certain ownership guidelines, which guidelines are described in the Summary Description of the InFocus 1998 Stock Incentive Plan, attached as Appendix A.

Name	Number Of Shares (#) (A)	Period Until Maturation (B)
John V. Harker	—	—
Michael D. Yonker	—	—
Gary R. Pehrson	—	—
William D. Yavorsky	—	—
Lucinda K. Rockwell	750	3 years

(A)
Shares were issued based on a ratio of one share for every two shares purchased during 2002 up to a maximum of 5,000 shares per person for qualifying purchases made during any one calendar year.

(B)
Each share of restricted stock vests at the end of a three-year period of continuous service as an elected or appointed officer or director, beginning with the date of the qualifying purchase. However, if the shares held or purchased that resulted in the restricted shares being issued are sold prior to the end of the three-year vesting period, a proportionate number of restricted shares as the shares sold will vest at the end of a nine-year period of continuous service as an elected or appointed officer or director. Any unvested restricted stock will become fully vested immediately prior to a consummation of a reorganization resulting in a Change in Control.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Executive Severance Pay Plan

        The Executive Severance Pay Plan (the "Executive Plan") provides for the payment of severance benefits to persons currently serving as executives of InFocus. Under the Executive Plan, covered executives are entitled to receive severance benefits in the event their employment is terminated without cause. In addition, a covered executive is entitled to severance benefits in the event the executive terminates his/her employment for "good reason." In general, an executive has "good reason" to terminate employment if, within 18 months after a "change-in-control," one of the following occurs: substantial alteration of the executive's duties or responsibilities; material reduction of the executive's pay or benefits; relocation of the executive's place of employment by more than 35 miles; or failure to pay the executive's compensation within 10 days of the date it is due.

        For executives holding Vice President or Senior Vice President titles, the amount of severance or retention benefits payable under the Executive Plan is 12 months of salary continuation. For executives holding Chief Executive Officer and/or President titles, the period of salary continuation is 24 months. In addition to salary continuation, the executives receive a lump sum payment covering the cost of continuing the executive's health insurance during the period of salary continuation, as well as outplacement services for the salary continuation period. The amount of severance pay is subject to reduction in the event any portion of the payment would be subject to the excise tax imposed under the so-called "Golden Parachute" provisions of the Internal Revenue Code.

        In order to receive severance or retention benefits under the Executive Plan, covered executives must sign a release of any claims against InFocus. In addition, severance payments may be immediately terminated in the event the executive discloses any of our confidential information or violates certain non-competition provisions.

Stock Option Agreements

        The stock option agreements of all executive officers provide that all options held shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a change-in-control. In addition, any unvested restricted stock will become fully vested immediately prior to a consummation of a reorganization resulting in a change-in-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors was composed of Messrs. Behrendt (Committee Chair), Hallman, Greve, Jacobsen and Mii during 2002. Effective January 24, 2003, the Compensation Committee is composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall. All members of the Compensation Committee are non-employee, outside directors. Although Mr. Harker, our Chief Executive Officer, served on our Board of Directors in 2002 and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors was composed of Messrs. Behrendt (Committee Chair), Hallman, Greve, Jacobsen and Mii during 2002. Effective January 24, 2003, the Compensation Committee is composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall. All members of the Compensation Committee are non-employee, outside directors. The Compensation Committee is responsible for establishing compensation of officers who also serve on the Board of Directors. The entire Board is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board. Awards to executive officers under our stock option plans are made solely by the Stock Option Plan Administrative Committee, which is composed of the same non-employee, outside Directors as the Compensation Committee.

Compensation Philosophy and Policies

        Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, annual bonus plans based on our financial and personal performance goals, and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock and matching grants of restricted stock when an officer purchases and holds our common stock. It is also the policy of both the Compensation Committee and the Stock Option Plan Administrative Committee that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. Both the Compensation Committee and the Stock Option Plan Administrative Committee have the right to waive pre-established performance criteria in granting awards.

Base Salaries

        In setting base salaries that were competitive with other high technology companies, we participated in and reviewed Radford's Total Compensation Survey conducted by Radford Associates as well as the High-Tech Industry Executive Compensation Survey prepared by the American Electronics Association. When selecting comparables, we attempted to select companies that were similar in many respects, including industry, annual revenue and profitability. Executives' salaries paid in 2002 were targeted within the 60th percentile compared to the range of salaries paid by companies in the salary survey mentioned above. Many of the companies included in the above mentioned survey are also included in the indices used in the Performance Graph.

Annual Bonus Awards for 2002

        The 2002 Officer Bonus Plan (the "Plan") provided for annual bonuses in two components. First, the Plan provided for quarterly profit sharing bonuses equal to a percentage of each officer's quarterly salary. This percentage was determined by dividing the quarterly non-officer profit sharing bonus pool (5 percent of pre-tax income) paid quarterly to non-officer employees by total non-officer compensation for the quarter. There were no amounts paid under this portion of the Plan for performance in the first, third and fourth quarters of 2002. The percentage paid was approximately 1.6% for the second quarter of 2002 performance.

        Second, the Plan provided for the payment of executive officer bonuses (other than the Chief Executive Officer) based 60 percent on InFocus meeting its 2002 profit before income tax objectives and 40 percent on meeting individual goals and objectives. The Chief Executive Officer bonus was based 100 percent on meeting the profit before income tax objectives. The targeted bonus was 75 percent of annual salary for the Chief Executive Officer and between 45 percent and 55 percent of annual salary for all other executive officers. A 2.5 percent accelerator was to be applied to the bonus amount for achieving greater than 100 percent of the targeted profit before income tax. The profit before income tax target amount had to be met at the 75 percent level or greater for the Chief Executive Officer and 50 percent for all other executive officers and the individual goals and objectives had to be met at the 75 percent level or greater for an executive officer to receive any bonus under this portion of the Plan. Due to InFocus not meeting the profit before income tax objective, no bonuses were paid under this portion of the Plan for 2002 performance.

Stock Option Awards for 2002

        Our 1998 Stock Incentive Plan provides for the issuance of incentive and non-qualified stock options to officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant. See "Option Grants in Last Fiscal Year" table for a summary of options granted to the named executive officers during 2002.

Restricted Stock Awards for 2002

        Our 1998 Stock Incentive Plan provides for the granting of restricted stock to officers, employees and consultants, including non-employee board members. During 2002, the officers received restricted stock based on a ratio of one share for every two shares purchased between January 1, 2002 and December 31, 2002, up to a maximum of 5,000 shares per person. See "Long-Term Incentive Plans Awards" for a summary of restricted stock granted to the named executive officers during 2002.

Chief Executive Officer Compensation

        Mr. Harker's 2002 base salary and annual bonus were determined in the manner described in "Base Salaries" and "Annual Bonus Awards for 2002" above. The Compensation Committee's objective in setting Mr. Harker's 2002 compensation was to be competitive with other companies in the industry and to allow for potential compensation based on long-term performance criteria as defined in "Annual Bonus Awards for 2002", "Stock Option Awards for 2002" and "Restricted Stock Awards for 2002" above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Behrendt (Committee Chair)	Mr. Greve	Mr. Hallman
Mr. Jacobsen	Mr. Mii

STOCK PERFORMANCE GRAPH

        The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index—U.S. and the industry-specific index used is the S&P 500 Computer Storage and Peripherals Index. The JP Morgan H&Q Hardware Index, which was used in prior years, is no longer available.

		Indexed Returns Year Ending
Company/Index	Base Period 12/31/97
		12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
InFocus Corporation	$100.00	$58.46	$152.67	$97.10	$144.96	$40.55
Nasdaq U.S. Index	100.00	140.99	261.48	157.42	124.89	86.33
S&P 500 Computer Storage and Peripherals	100.00	270.76	656.16	763.07	198.76	110.07

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2002, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements except that a Form 4 reporting a purchase of common stock by Candace Petersen, an executive officer of the Company, was filed on March 15, 2002, five days after the applicable deadline.

SHAREHOLDER PROPOSALS

        Proposals by shareholders intended to be included in our Proxy Statement for our 2004 Annual Meeting must be received by us at our principal executive office no later than November 20, 2003. According to our bylaws, proposals by shareholders intended to be presented at our 2004 Annual Meeting must be received by us at our principal executive office no later than 60 calendar days (March 1, 2004) and no earlier than 90 calendar days (January 31, 2004) prior to the first anniversary of the preceding year's annual meeting.

TRANSACTION OF OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

        We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2002. Written requests should be mailed to the Secretary, InFocus Corporation, 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.

By Order of the Board of Directors:

JOHN V. HARKER Chairman of the Board, President and Chief Executive Officer

Dated: March 19, 2003

Appendix A

Summary Description of the InFocus 1998 Stock Incentive Plan

        Background.    Our board of directors adopted the stock incentive plan in December 1997, and our shareholders approved the stock incentive plan on April 22, 1998 and an amendment to the plan on May 31, 2000. The stock incentive plan provides for the grant of incentive stock options ("ISOs"), non qualified stock options ("NQSOs") and restricted stock awards covering an aggregate of up to 4,500,000 shares of InFocus common stock. The proposed amendment would increase this number to 6,450,000 shares.

        Eligibility.    We may grant ISOs to our officers and employees and NQSOs and restricted stock awards to our employees, officers, directors and consultants. As of February 28, 2003, the persons eligible to participate in our stock incentive plan included six officers, six non-employee directors and approximately 860 employees.

        Administration.    The stock incentive plan provides for administration by our Board of Directors or a committee appointed by, and consisting of two or more members of, our Board of Directors. The plan administrator has full authority to administer the stock incentive plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the stock incentive plan. In selecting the plan administrator, our Board of Directors must consider, with respect to any persons subject to Section 16 of the Exchange Act, the provisions regarding "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended, and "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.

        Shares Subject to the Plan.    The stock incentive plan presently covers a total of 4,500,000 shares of InFocus common stock. The proposed amendment would increase this number to 6,450,000 shares. Not more than 400,000 shares of common stock may be made subject to awards under the stock incentive plan to any one individual in the aggregate in one fiscal year, except we may make additional one-time grants of up to 1,000,000 shares to a newly hired individual. This limitation must be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Internal Revenue Code.

        Minimum Option Price.    The exercise prices of ISOs and NQSOs granted under the stock incentive plan must equal or exceed the fair market value of InFocus common stock on the date of grant, or 110% of the fair market value in the case of employees who hold 10% or more of the voting power of our common stock. As defined in the stock incentive plan, "fair market value" means the last reported sales price of InFocus common stock on the Nasdaq National Market System on the date of grant.

        Duration of Options.    Subject to earlier termination as a result of termination of employment, death or disability, each option granted under the stock incentive plan shall expire on the date specified by the plan administrator. However, in no event will an option terminate more than:

  •
  ten years from the date of grant in the case of ISOs and NQSOs generally; or

  •
  five years from the date of grant in the case of ISOs granted to an employee who holds 10% or more of the voting power of our common stock.

        Means of Exercising Options.    An option holder exercises his or her option by delivering written notice to us, which notice must be accompanied by full payment of the purchase price therefor. The purchase price must be submitted in cash or by certified check, or at the discretion of the plan administrator:

  •
  through delivery of shares of InFocus common stock, either actual or by attestation, having a fair market value equal to the cash exercise price of the option;

  •
  by delivery of instructions to a broker for a cashless exercise whereby shares acquired upon exercise are sold to pay the option exercise price;

  •
  by delivery of the optionee's personal recourse promissory note in the amount of the cash exercise price of the option;

  •
  by delivering such other consideration as the plan administrator may permit; or

  •
  by any combination of the above as permitted by the plan administrator.

        Grant of Stock Awards.    The plan administrator is authorized to make awards of common stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the company or the achievement of performance goals related to operating profit as a percentage of revenues, revenue and profit growth, profit-related return ratios, such as return on equity, or cash flow, where such goals may be stated in absolute terms or relative to comparison companies), as the plan administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the award ("Stock Award"). The terms, conditions and restrictions that the plan administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture or restricted stock shall occur by reason of termination of the holder's services.

        Term and Amendment of the Plan.    The stock incentive plan has no fixed expiration date, but ISOs may not be granted after December 17, 2007. The board of directors may terminate or amend the stock incentive plan at any time, provided, however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the following actions will not become effective without approval of the shareholders obtained within 12 months before or after the Board adopts a resolution authorizing such action:

  •
  increasing the total number of shares that may be issued under the stock incentive plan (except by adjustment under the Plan);

  •
  modifying the class of persons eligible to receive grants; or

  •
  modifying terms that otherwise require shareholder approval under any applicable law or regulation.

        Transferability.    Except as indicated in the following, no option shall be transferable or exercisable by any person other than the optionee to whom such option was originally granted. Any option exercisable at the time of the optionee's death may be exercised to the extent of the number of shares purchasable at the date of death, by any person to whom such rights have passed under applicable laws of descent and distribution at any time, or from time to time, within one year after the date of death, but in no event later than the remaining term of the option. The plan administrator may, in its discretion, authorize all or a portion of the NQSOs granted to an optionee to be on terms that permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (a) there may be no consideration for any such transfer; (b) the stock option agreement pursuant to which such options are granted must be approved by the plan administrator and must expressly provide for transferability; and (c) subsequent transfers of transferred options are prohibited.

        Federal Tax Effects of ISOs.    We intend for ISOs granted under the stock incentive plan to qualify as ISOs under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the related stock is sold. While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the difference between the option exercise price and the fair market value of the related common stock on the date of exercise (the "bargain purchase element") will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, InFocus is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, InFocus may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

        Federal Tax Effects of NQSOs.    If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by InFocus for federal income tax purposes in such year.

        The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

        Director and Executive Stock Ownership Guidelines.    In January 1998, our Board of Directors approved ownership objectives for our executive officers and outside directors. One of the purposes of the stock incentive plan is to provide a means for our executive officers and outside directors to achieve the following objectives:

Position	Ownership Guideline	Date to be Accomplished
Chief Executive Officer	5 times annual salary in stock value	1/1/01 or 5 years from hire date, whichever is later
Senior Vice President	3 times annual salary in stock value	1/1/01 or 5 years from hire date, whichever is later
Vice President	2 times annual salary in stock value	1/1/01 or 5 years from hire date, whichever is later
Outside Directors	4 times annual retainer in stock value	1/1/03 or 5 years from appointment date, whichever is later

        Participation in the Stock Incentive Plan.    All option grants to executive officers under the stock incentive plan are subject to the discretion of the plan administrator. The following options have been granted during 2003:

Name and Position	Option Shares(A)	Restricted Stock(A)
John V. Harker	—	—
Peter D. Behrendt	—	—
Einar J. Greve	—
Michael R. Hallman	—	—
Svein S. Jacobsen	—	—
Duane C. McDougall	30,000	5,000
Nobou Mii	—	—
Gary R. Pehrson	—	—
Lucinda K. Rockwell	—	—
William D. Yavorsky	—	—
Michael D. Yonker	—	—
All Current Executive Officers as a Group (6 people)	—	—
All Non-Executive Officer Directors as a Group (6 people)	30,000	5,000
All Non-Executive Officer Employees as a Group (approximately 860 people)	88,000	—

(A)
Options covering a total of 118,000 shares of our common stock were granted between January 1, 2003 and February 28, 2003 under the stock incentive plan at an average exercise price of $6.30 per share. The exercise price is equal to the fair market value of our common stock on the date of grant. In addition, a total of 5,000 shares of restricted stock were granted.

        Since the granting of options is at the discretion of the Stock Option Plan Administrative Committee, future grants, except for annual grants to non-employee directors, cannot be determined.

March 19, 2003

InFocus Shareholders

Dear Sir or Madam:

        In the accompanying proxy statement for InFocus Corporation's upcoming Annual Meeting of Shareholders on April 30, 2003, we have recommended shareholders vote to authorize an additional 1,950,000 shares for issuance under the Company's 1998 Stock Incentive Plan ("1998 SIP").

        The 1998 SIP provides for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") and restricted stock awards of InFocus common stock. The Company may grant ISOs to our officers and employees and NQSOs and restricted stock awards to our employees, officers, directors and consultants. As of February 28, 2003, the persons eligible to participate in our stock incentive plan included six officers, six non-employee directors and approximately 860 employees.

        InFocus believes strongly in employee stock ownership at all levels throughout the Company and as a result, the 1998 SIP is a broad based plan. Each new employee receives an option grant based on level of experience in the organization upon hire, resulting in 100% participation in the 1998 SIP. Additional options are granted to employees based on performance and contribution to the Company. We believe that options are critical to attract and retain the necessary talent to successfully manage the Company.

        In arriving at this proposal, we researched and gathered external metrics from sources such as Radford, Mercer, and the American Electronics Association. The Radford comparisons are shown below. The comparisons provided reflect other Computer Peripheral companies as of October 2002.

Metric and Definition	Radford Metric Value	InFocus' Value
Overhang, defined as outstanding options and options available for grant on a given date divided by total shares outstanding on the same date.	22.3%	19.6	%(1)
Burn rate, defined as annual option grants, less annual option cancellations divided by total shares outstanding.	4.1%	2.2	%(2)

(1)
Assumes the approval of the additional 1,950,000 shares and financial information as of December 31, 2002.

(2)
Represents average burn rate over life of the 1998 SIP.

Other key considerations follow:

  •
  Only about 762,000 shares remain available for grant under the 1998 SIP as of February 28, 2003.

  •
  We rely heavily on performance-based compensation and stock options to supplement our standard base pay package in attracting and retaining key employees. Thus, employees share in Company success, while keeping our fixed costs at a moderate level.

  •
  The Company may need additional option shares to attract new key employees or to provide retention incentives for employees in businesses it may acquire.

  •
  All options granted are approved by a committee of the board of directors comprised of independent, non-employee directors.

  •
  All InFocus option plans have been approved by our shareholders.

  •
  All options are granted at 100% of fair market value on the date of grant.

  •
  All currently outstanding options vest over 4 years.

  •
  Shareholders are required to approve any re-pricing of options under the 1998 SIP.

  •
  Company officers and non-employee directors have ownership objectives related to InFocus common stock based on their level and base salary. To encourage them in reaching their ownership objectives, the Company matches one share of restricted stock for every two shares purchased, up to a maximum of 5,000 shares per year. Restricted stock vests over 3 years provided the individual remains in service to the Company during that period.

  •
  The Company does not provide loans to executives to purchase shares.

  •
  At this time, the Company does not have deferred compensation or other similar executive compensation plans.

        When the above issues are taken into account, we believe that the request to authorize an additional 1,950,000 shares for issuance under the 1998 SIP appropriately serves the interests of shareholders.

        Additional copies of our annual meeting proxy statement may be obtained from Michael Yonker, Senior Vice President and Chief Financial Officer, InFocus Corporation, 27700B SW Parkway Avenue, Wilsonville, Oregon 97070. Also, if you have additional questions, you may contact Mr. Yonker at (503) 685-8609 or at mike.yonker@infocus.com.

Sincerely,

InFocus Board of Directors

INFOCUS CORPORATION
Proxy for Annual Meeting of Shareholders to be Held on April 30, 2003

        The undersigned hereby names, constitutes and appoints John V. Harker and Michael D. Yonker, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of InFocus Corporation (the "Company") to be held at 1:00 p.m. on Wednesday, April 30, 2003, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on February 28, 2003, with all the powers that the undersigned would possess if he were personally present.

1. PROPOSAL 1—Election of Directors	☐ FOR all nominees listed below
☐ WITHHOLD AUTHORITY to vote for all nominees listed below

        To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Peter D. Behrendt	Michael R. Hallman	John V. Harker
Svein S. Jacobsen	Duane C. McDougall

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF
THE NOMINEES NAMED ABOVE.

2.
PROPOSAL 2—To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003.

        FOR PROPOSAL 2 ☐    AGAINST PROPOSAL 2 ☐    ABSTAIN ON PROPOSAL 2 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 2

3.
PROPOSAL 3—To approve an amendment to the InFocus 1998 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 4,500,000 to 6,450,000.

        FOR PROPOSAL 3 ☐    AGAINST PROPOSAL 3 ☐    ABSTAIN ON PROPOSAL 3 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 3

4.
PROPOSAL 4—To approve the authorization for the Company to apply for de-listing of its common stock from the Oslo Stock Exchange.

        FOR PROPOSAL 4 ☐    AGAINST PROPOSAL 4 ☐    ABSTAIN ON PROPOSAL 4 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 4

5.
Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.

Signature(s)	Dated	, 2003

        NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

        I do (    ) do not (    ) plan to attend the meeting. (Please check)

        The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:00 p.m. Eastern Time the business day prior to the annual meeting day.

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/infs		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.infocus.com

You can now access your InFocus Corporation account online.

        Access our InFocus Corporation shareholder account online via Investor ServiceDirectSM (ISD)

        Mellon Investor Services LLC, agent for InFocus Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
And follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screes as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.
Step 2: Log in for Account Access You are now ready to log in. to access your account, please enter your:

• SSN
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.
Step 3: Account Status Screen You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099
• SSN
• PIN
• Then click on the Establish PIN button
Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On April 30, 2003
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held On April 30, 2003
ELECTION OF DIRECTORS (Proposal No. 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)
APPROVAL OF AN AMENDMENT TO THE INFOCUS 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 4,500,000 TO 6,450,000 (Proposal No. 3)
AUTHORIZATION TO APPLY FOR DE-LISTING OF OUR COMMON STOCK FROM THE OSLO STOCK EXCHANGE (Proposal No. 4)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
TRANSACTION OF OTHER BUSINESS
Summary Description of the InFocus 1998 Stock Incentive Plan